CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment Number 1 to the Registration Statement (Form S-8) pertaining to the Amended 2003 Stock Option Plan of Stockgroup Information Systems Inc. of our report dated February 27, 2006, with respect to the consolidated financial statements of Stockgroup Information Systems Inc. included in its amended Annual Report (Form 10-KSB/A) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Vancouver, Canada,
May 8, 2006

ERNST & YOUNG LLP

Ernst + Young LLP

Chartered Accountants